Filed Pursuant to Rule 424(b)(7)
Registration Statement No. 333-293664

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 23, 2026)

4,954,867 Class A Common Shares by the Selling Shareholder

This prospectus supplement relates to the offer and resale from time to time of up to 4,954,867 Class A common shares, US$0.00001 par value per share of XP Inc. (the “Company,” “XP,” “we,” “our” or “us”), by the selling shareholder listed in the “Selling Shareholder” section of this prospectus supplement or its transferees, pledgees, donees or successors. The selling shareholder or its transferees, pledgees, donees or successors may offer, sell or distribute our Class A common shares in a number of different ways and at varying prices.

We are not selling any Class A common shares under this prospectus supplement, and will not receive any of the proceeds from sales by the selling shareholder of the Class A common shares offered hereby.

Our Class A common shares are currently listed on the Nasdaq Global Select Market (“Nasdaq”), under the symbol “XP.” On July 1, 2026, the last reported sale price of our Class A common shares as reported on Nasdaq was $16.17 per share.

As a foreign private issuer, we are subject to different U.S. securities laws, Nasdaq governance standards and other requirements than domestic U.S. registrants. These may afford relatively less protection to holders of our common shares, who may not receive all corporate and Company information and disclosures they are accustomed to receiving, or in a manner to which they are accustomed.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement and any risk factors included in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement. You should carefully consider these factors before making your investment decision.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated July 2, 2026

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

General

This prospectus supplement and the accompanying prospectus are part of an “automatic shelf” registration statement on Form F-3 that we filed with the SEC as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the Selling Shareholder may from time to time sell any of the securities as described in the accompanying prospectus in one or more offerings.

We and the selling shareholder provide information to you about this offering of our Class A common shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

You should read this prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We will not receive any of the proceeds from sales by the selling shareholder of the Class A common shares offered hereby. The selling shareholder may sell the Class A common shares offered hereby through any means described under the heading “Plan of Distribution.”

We and the selling shareholder have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling shareholder are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate as of any other date. Our business, strategies, prospects, financial condition, results of operations or cash flows may have changed materially since those dates.

When used in this prospectus supplement, unless the context otherwise requires, all references to “XP,” “we,” “us,” “our,” the “Company” and similar designations refer to XP Inc. and, where appropriate, its consolidated subsidiaries.

Market, Industry and Other Data

This prospectus supplement contains data related to economic conditions in the market in which we operate. The information contained in this prospectus supplement concerning economic conditions is based on publicly available information from third-party sources that we believe to be reasonable. Market data and certain industry forecast data used in this prospectus supplement were obtained from internal reports and studies, where appropriate, as well as estimates, market research, publicly available information (including information available from the SEC website) and industry publications. We obtained the information included or incorporated by reference in this prospectus supplement relating to the industry in which we operate, as well as the estimates concerning market shares, through internal research, public information and publications on the industry prepared by official public sources, such as the Brazilian Central Bank, the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística), or the “IBGE,” the Institute of Applied Economic Research (Instituto de Pesquisa Econômica Aplicada), or the “IPEA,” as well as private sources, such as B3, ANBIMA, Nielsen, consulting and research companies in the Brazilian financial services industry, the Brazilian Economic Institute of FGV (Instituto Brasileiro de Economia da Fundação Getulio Vargas), or “FGV/IBRE,” among others.

Industry publications generally state that the information they include has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Although we have no reason to believe any of this information or these reports are inaccurate in any material respect and believe and act as if they are reliable, we have not independently verified it. Governmental publications and other market sources, including those referred to above, generally state that their information was obtained from recognized and reliable sources, but the accuracy and completeness of that information is not guaranteed. In addition, the data that we compile internally and our estimates have not been verified by an independent source. Except as disclosed in this prospectus supplement, none of the publications, reports or other published industry sources referred to in this prospectus supplement were commissioned by us or prepared at our request. Except as disclosed in this prospectus supplement, we have not sought or obtained the consent of any of these sources to include such market data in this prospectus supplement.

Trademarks, Service Marks and Trade Names

This prospectus supplement includes or incorporates by reference our trademarks and trade names, including, but not limited to, XP, which are protected under applicable intellectual property laws. This prospectus supplement also may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus supplement are listed without the TM, SM, © and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

OUR COMPANY

This summary highlights information included elsewhere in this prospectus supplement. This summary may not contain all of the information that you should consider before making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, together with the additional information under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Overview

XP is a leading, technology-driven platform and a trusted provider of low-fee financial products and services in Brazil. We have developed a mission-driven culture and a business model that we believe provide us with strong competitive advantages in our market. We use these to disintermediate the legacy models of traditional financial institutions by educating new classes of investors, democratizing access to a wider range of financial services, developing new financial products and technology applications to empower our clients and providing what we believe is the highest-quality customer service and client experience in the industry in Brazil. We believe we have established ourselves as the leading alternative to the traditional banks, with a large and fast-growing ecosystem of retail investors, institutions, and corporate issuers, built over many years that reached approximately 4.7 million active clients as of March 31, 2026.

We were founded in 2001 as a small, independent financial advisor partnership dedicated to improving the lives of people in our country. In order to build our business from the ground up, while competing against the traditional banks, we dedicated ourselves to the search for new ways to compete and to leverage next-generation technologies that enable us to differentiate ourselves and provide the operating efficiencies to scale. Over the years, we have been able to consistently innovate, develop our technology solutions and evolve our proprietary business model in several integrated phases that have complemented each other and compounded our capabilities. We believe this evolution has enabled us to instill trust in the XP brand and begin a revolution in the way financial services are sold in Brazil.

Corporate Information

Our legal and commercial name is XP Inc. Our principal executive offices are located at 20, Genesis Close, Grand Cayman, George Town, Cayman Islands, KY-1-1208. Our telephone number at this address is +55 (11) 3075-0429. We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We have appointed XP Investments US, LLC, with offices at 55 West 46th Street, 30th Floor, New York, NY 10036, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any state in the United States.

Our principal website is www.xpinc.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 20-F, and in our updates, if any, to those risk factors in our reports of foreign private issuer on Form 6-K, together with all of the other information appearing in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. These risks could materially affect our business, strategies, prospects, financial condition, results of operations or cash flows and cause the value of our securities to decline. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanations and limitations on such forward-looking statements discussed elsewhere in the prospectus supplement under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements. All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” the negative of these words, other similar expressions or by discussions of strategy, plans or intentions.

The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are only predictions. We base these forward-looking statements largely on our current expectations and projections about future developments and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the accompanying prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statement, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We are not selling any Class A common shares under this prospectus supplement, and we will not receive any of the proceeds from the sale of Class A common shares by the selling shareholder. All Class A common shares offered from time to time pursuant to this prospectus supplement are being registered for the account of the selling shareholder. The selling shareholder will receive all of the net proceeds from the sale of any Class A common shares by it under this prospectus supplement, excluding commissions and discounts, if any.

SELLING SHAREHOLDER

This prospectus supplement relates to the sale or other disposition from time to time of up to 4,954,867 Class A common shares by the selling shareholder named below.

The selling shareholder identified below, as well as its transferees, pledgees, donees or successors, may from time to time offer and sell the Class A common shares pursuant to this prospectus supplement.

The table below sets forth the name of the selling shareholder and the aggregate number of Class A common shares that such selling shareholder may offer pursuant to this prospectus supplement. We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnote below, we believe, based on information furnished to us, that the person named in the table below has sole voting and sole investment power with respect to all Class A common shares that he beneficially owns, subject to applicable community property laws.

We cannot advise you as to whether the selling shareholder will in fact sell any or all of the Class A common shares described in this prospectus supplement. The selling shareholder may sell or otherwise transfer all, some or none of such Class A common shares in this offering. See “Plan of Distribution” for further information regarding the selling shareholder’s methods of distributing our Class A common shares.

Name of Selling Shareholder	Class A Common Shares Beneficially Owned Prior to Offering	Class A Common Shares to be Sold in this Offering	Class A Common Shares Beneficially Owned After this Offering	Percentage of Class A Common Shares Beneficially Owned After this Offering
Big Island Ltd (1)	4,954,867	4,954,867	—	—

(1)

The business address of Big Island Ltd. is Bahamas Financial Center, 3rd Floor, Shirley and Charlotte Streets, BF 11, Nassau, Bahamas. Big Island Ltd. is an investment vehicle owned by Gabriel Klas da Rocha Leal. “Class A Common Shares to be Sold in this Offering” consists of 4,954,867 Class A common shares held by Big Island Ltd. On July 2, 2026, XP Control LLC exercised its repurchase right in connection with all of the interests in XP Control LLC held indirectly by Gabriel Klas da Rocha Leal for Class A common shares (which resulted from the conversion of the corresponding number of Class B common shares of XP previously held by XP Control LLC).

PLAN OF DISTRIBUTION

The selling shareholder named in this prospectus supplement may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their Class A common shares on any stock exchange, market or trading facility on which our Class A common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholder may use any one or more of the following methods when disposing of its Class A common shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the Class A common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to its members, partners or shareholders;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	through agreements with broker-dealers, who may agree with the selling shareholder to sell a specified number of such Class A common shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling shareholder may, from time to time, pledge or grant a security interest in some Class A common shares owned by it and, if the selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Class A common shares from time to time under this prospectus supplement, or under an amendment or supplement amending the list of the selling shareholders to include the pledgee, transferee or other successors in interest as the selling shareholder. The selling shareholder also may transfer Class A common shares in other circumstances, in which case the transferees, pledgees or other successors in interest may be the selling beneficial owners for purposes of this prospectus supplement.

In connection with the sale of our Class A common shares, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A common shares in the course of hedging the positions they assume. The selling shareholder may also sell our Class A common shares short and deliver these securities to close out its short positions, or loan or pledge our Class A common shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of our Class A common shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholder from the sale of Class A common shares offered by it will be the purchase price of such Class A common shares less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of our Class A common shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling shareholder.

To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling shareholder, the aggregate amount of Class A common shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling shareholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Class A common shares by the selling shareholder pursuant to this prospectus supplement for certain periods of time for certain reasons, including if the prospectus supplement is required to be supplemented or amended to include additional material information.

The selling shareholder also may in the future resell a portion of our Class A common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of our Class A common shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of our Class A common shares may be underwriting discounts and commissions under the Securities Act. If any selling shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling shareholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Class A common shares to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement.

To facilitate the offering of Class A common shares offered by the selling shareholder, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A common shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more Class A common shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A common shares by bidding for or purchasing Class A common shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Class A common shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A common shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 (File No. 333-293664) with respect to the Class A common shares described in this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the Class A common shares the selling shareholder may offer. Statements we make in this prospectus supplement and the accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. However, as a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC also maintains a website at that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.xpinc.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to purchase our Class A common shares.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus supplement the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement incorporates by reference the documents set forth below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 29, 2026;

•

our Current Report on Form 6-K, furnished to the SEC on May 18, 2026, relating to our unaudited interim condensed consolidated financial statements as of March 31, 2026 and for the three-month periods ended March  31, 2026 and 2025 included in Exhibit 99.1, except for the report on review of interim condensed consolidated financial statements in Exhibit 99.1, which is not incorporated by reference herein;

•	our Current Report on Form 6-K, furnished to the SEC on May 18, 2026, announcing the change of our chief financial officer;

•

the description of Class  A common shares set forth in our Registration Statement on Form 8-A filed with the SEC on December 9, 2019, including any amendments or reports filed for the purpose of updating such description, including Exhibit 2.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed on April 29, 2026;

•

any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are specifically identified in such reports as being incorporated by reference in this prospectus supplement after the date hereof and prior to the termination of the offering of Class A common shares under this prospectus supplement; and

•

any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of Class A common shares under this prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement upon written or oral request made to:

XP Inc.

20, Genesis Close Grand Cayman, George Town

Cayman Islands KY-1-1208

+55 (11) 3075-0429

PROSPECTUS

9,393,589 Class A Common Shares by Selling Shareholders

This prospectus relates to the offer and sale from time to time by the selling shareholders named in this prospectus or to be named in a prospectus supplement of up to 9,393,589 Class A common shares, US$0.00001 par value per share of XP Inc. (the “Company,” “XP,” “we,” “our” or “us”). Any selling shareholder may offer and sell the Class A common shares described in this prospectus at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus provides you with a general description of our Class A common shares and the general manner in which the selling shareholders may offer or sell our Class A common shares. To the extent that any selling shareholder resells any Class A common shares, the selling shareholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling shareholder and the terms of the Class A common shares being offered. For general information about the distribution of our Class A common shares offered by the selling shareholders, see “Plan of Distribution.” The prospectus supplements may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

We are not selling any Class A common shares under this prospectus, and will not receive any of the proceeds from sales by the selling shareholders of the Class A common shares offered hereby. The selling shareholders will bear all commissions and discounts, if any, attributable to their respective sales of our Class A common shares.

Our Class A common shares are currently listed on the Nasdaq Global Select Market (“Nasdaq”), under the symbol “XP.” On February 20, 2026, the last reported sale price of our Class A common shares as reported on Nasdaq was $22.95 per share.

As a foreign private issuer, we are subject to different U.S. securities laws, Nasdaq governance standards and other requirements than domestic U.S. registrants. These may afford relatively less protection to holders of our ordinary shares, who may not receive all corporate and Company information and disclosures they are accustomed to receiving, or in a manner to which they are accustomed.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus. You should carefully consider these factors before making your investment decision.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 23, 2026

i

ABOUT THIS PROSPECTUS

General

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the SEC as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling shareholders named in this prospectus or to be named in a prospectus supplement may offer and sell from time to time our Class A common shares described in this prospectus in one or more offerings or resale. This prospectus provides you with a general description of our Class A common shares and the general manner in which the selling shareholders may offer or sell our Class A common shares. To the extent that any selling shareholder resells any Class A common shares, the selling shareholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling shareholder and the terms of the Class A common shares being offered. The prospectus supplements may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We will not receive any of the proceeds from sales by the selling shareholders of the Class A common shares offered hereby. The selling shareholders may sell the Class A common shares offered hereby through any means described under the heading “Plan of Distribution” or in any accompanying prospectus supplement. As used herein, the term “selling shareholder” includes each selling shareholder identified in this prospectus or in a prospectus supplement and their donees, pledgees, or other successors-in-interest selling Class A common shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer.

We and the selling shareholders have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling shareholders are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate as of any other date. Our business, strategies, prospects, financial condition, results of operations or cash flows may have changed materially since those dates.

When used in this prospectus, unless the context otherwise requires, all references to “XP,” “we,” “us,” “our,” the “Company” and similar designations refer to XP Inc. and, where appropriate, its consolidated subsidiaries.

Market, Industry and Other Data

This prospectus contains data related to economic conditions in the market in which we operate. The information contained in this prospectus concerning economic conditions is based on publicly available information from third-party sources that we believe to be reasonable. Market data and certain industry forecast data used in this prospectus were obtained from internal reports and studies, where appropriate, as well as estimates, market research, publicly available information (including information available from the SEC website) and industry publications. We obtained the information included or incorporated by reference in this prospectus relating to the industry in which we operate, as well as the estimates concerning market shares, through internal research, public information and publications on the industry prepared by official public sources, such as the Brazilian Central Bank, the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística), or the “IBGE,” the Institute of Applied Economic Research (Instituto de Pesquisa Econômica Aplicada), or the “IPEA,” as well as private sources, such as B3, ANBIMA, Nielsen, consulting and research companies in the Brazilian financial services industry, the Brazilian Economic Institute of FGV (Instituto Brasileiro de Economia da Fundação Getulio Vargas), or “FGV/IBRE,” among others.

ii

Industry publications generally state that the information they include has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Although we have no reason to believe any of this information or these reports are inaccurate in any material respect and believe and act as if they are reliable, we have not independently verified it. Governmental publications and other market sources, including those referred to above, generally state that their information was obtained from recognized and reliable sources, but the accuracy and completeness of that information is not guaranteed. In addition, the data that we compile internally and our estimates have not been verified by an independent source. Except as disclosed in this prospectus, none of the publications, reports or other published industry sources referred to in this prospectus were commissioned by us or prepared at our request. Except as disclosed in this prospectus, we have not sought or obtained the consent of any of these sources to include such market data in this prospectus.

Trademarks, Service Marks and Trade Names

This prospectus includes or incorporates by reference our trademarks and trade names, including, but not limited to, XP, which are protected under applicable intellectual property laws. This prospectus also may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the TM, SM, © and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

iii

OUR COMPANY

This summary highlights information included elsewhere in this prospectus. This summary may not contain all of the information that you should consider before making your investment decision. You should read this entire prospectus and any accompanying prospectus supplement carefully, together with the additional information under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Overview

XP is a leading, technology-driven platform and a trusted provider of low-fee financial products and services in Brazil. We have developed a mission-driven culture and a business model that we believe provide us with strong competitive advantages in our market. We use these to disintermediate the legacy models of traditional financial institutions by educating new classes of investors, democratizing access to a wider range of financial services, developing new financial products and technology applications to empower our clients and providing what we believe is the highest-quality customer service and client experience in the industry in Brazil. We believe we have established ourselves as the leading alternative to the traditional banks, with a large and fast-growing ecosystem of retail investors, institutions, and corporate issuers, built over many years that reached approximately 4.7 million active clients as of September 30, 2025.

We were founded in 2001 as a small, independent financial advisor partnership dedicated to improving the lives of people in our country. In order to build our business from the ground up, while competing against the traditional banks, we dedicated ourselves to the search for new ways to compete and to leverage next-generation technologies that enable us to differentiate ourselves and provide the operating efficiencies to scale. Over the years, we have been able to consistently innovate, develop our technology solutions and evolve our proprietary business model in several integrated phases that have complemented each other and compounded our capabilities. We believe this evolution has enabled us to instill trust in the XP brand and begin a revolution in the way financial services are sold in Brazil.

Corporate Information

Our legal and commercial name is XP Inc. Our principal executive offices are located at 20, Genesis Close, Grand Cayman, George Town, Cayman Islands, KY-1-1208. Our telephone number at this address is +55 (11) 3075-0429. We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We have appointed XP Investments US, LLC, with offices at 55 West 46th Street, 30th Floor, New York, NY 10036, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any state in the United States.

Our principal website is www.xpinc.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement, and you should not consider information on our website to be part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 20-F, and in our updates, if any, to those risk factors in our reports of foreign private issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, strategies, prospects, financial condition, results of operations or cash flows and cause the value of our securities to decline. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks incudes or refers to forward-looking statements. You should read the explanations and limitations on such forward-looking statements discussed elsewhere in the prospectus under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements. All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus and any accompanying prospectus supplement may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” the negative of these words, other similar expressions or by discussions of strategy, plans or intentions.

The forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are only predictions. We base these forward-looking statements largely on our current expectations and projections about future developments and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or any accompanying prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statement, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We are not selling any Class A common shares under this prospectus, and we will not receive any of the proceeds from the sale of Class A common shares by the selling shareholders. All Class A common shares offered from time to time pursuant to this prospectus are being registered for the account of the selling shareholders. The selling shareholders will receive all of the net proceeds from the sale of any Class A common shares by them under this prospectus, excluding commissions and discounts, if any.

SELLING SHAREHOLDERS

This prospectus relates to the sale or other disposition from time to time of up to 9,393,589 Class A common shares by the selling shareholders named below or to be named in any accompanying prospectus supplement.

Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire, our Class A common shares in various private transactions. Such selling shareholders may have agreed or will agree with us to register their Class A common shares for resale, or otherwise be parties to registration rights or similar agreements with us. The initial purchasers of our Class A common shares, including the selling shareholder identified below, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell the Class A common shares pursuant to this prospectus and any applicable prospectus supplement.

To the extent required, the applicable prospectus supplement will disclose the name of each selling shareholder and the number of Class A common shares beneficially owned by such selling shareholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

The table below sets forth the name of the selling shareholder currently known by us as of the date of this prospectus and the aggregate number of Class A common shares that such selling shareholder may offer pursuant to this prospectus. We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnote below, we believe, based on information furnished to us, that the person named in the table below has sole voting and sole investment power with respect to all Class A common shares that he beneficially owns, subject to applicable community property laws.

We cannot advise you as to whether any selling shareholder will in fact sell any or all of the Class A common shares described in this prospectus. A selling shareholder may sell or otherwise transfer all, some or none of such Class A common shares in this offering. See “Plan of Distribution” for further information regarding the selling shareholders’ methods of distributing our Class A common shares.

Name of Selling Shareholder	Class A Common Shares Beneficially Owned Prior to Offering	Class A Common Shares to be Sold in this Offering	Class A Common Shares Beneficially Owned After this Offering	Percentage of Class A Common Shares Beneficially Owned After this Offering
Ganesha LLC (1)	1,623,257	1,623,257	—	—

(1)

The business address of Ganesha LLC is 3 Cornell St, Scarsdale, New York 10583. Ganesha LLC, a limited liability company incorporated in Delaware, is an investment vehicle owned by an irrevocable non-grantor trust having Bruno Constantino Alexandre dos Santos, a member of our board of directors, as beneficiary. “Class A Common Shares to be Sold in this Offering” consists of 1,623,257 Class A common shares held by Ganesha LLC. On February 11, 2026, XP Control LLC purchased all of the interests in XP Control LLC held indirectly by Bruno Constantino Alexandre dos Santos for cash and Class A common shares (which resulted from the conversion of the corresponding number of Class B common shares of XP previously held by XP Control LLC).

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is intended as a summary only and therefore is not a complete description of our share capital. This description is based upon, and is qualified by reference to, our Third Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles of Association”), the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands. You should read our Memorandum and Articles of Association, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you. See “Where You Can Find More Information; Incorporation by Reference.”

Share Capital

Our Memorandum and Articles of Association authorize two classes of common shares: Class A common shares, which are entitled to one vote per share and Class B common shares, which are entitled to 10 votes per share and to maintain a proportional ownership interest in the event that additional Class A common shares are issued. Any holder of Class B common shares may convert his or her shares at any time into Class A common shares on a share-for-share basis. The rights of the two classes of common shares are otherwise identical, except as described below. The implementation of this dual class structure was required by XP Controle Participações S.A. (the predecessor-in-interest to XP Control) and Itaú Unibanco S.A. (the predecessor-in-interest to ITB Holding Ltd. and Itaú Unibanco Holding S.A.), certain of our principal shareholders at the time, as a condition of undertaking the initial public offering of our common shares. See “—Anti-Takeover Provisions in our Memorandum and Articles of Association—Two Classes of Common Shares.”

As of February 23, 2026, XP’s total authorized share capital was US$35,000, divided into 3,500,000,000 shares par value US$0.00001 each, of which:

•	2,000,000,000 shares are designated as Class A common shares; and

•	1,000,000,000 shares are designated as Class B common shares.

The remaining 500,000,000 authorized but unissued shares are presently undesignated and may be issued by our board of directors as common shares of any class or as shares with preferred, deferred or other special rights or restrictions. Therefore, the Company is authorized to increase capital up to this limit, subject to approval of the board of directors.

As of February 23, 2026, XP had a total issued share capital of US$5,198.89, divided into 518,567,124 common shares. Those common shares are divided into 416,814,655 Class A common shares and 101,752,469 Class B common shares that are issued and outstanding, and common shares held by XP as treasury shares as set out below.

Treasury Stock

As of February 23, 2026, XP had 363,110 Class A common shares and 1,056,308 Class B common shares in treasury.

Issuance of Shares

Except as expressly provided in XP’s Memorandum and Articles of Association, XP’s board of directors has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in the company’s capital without the approval of our shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Act. In accordance with its Memorandum and Articles of Association, XP shall not issue bearer shares.

XP’s Memorandum and Articles of Association provide that at any time that there are Class A common shares in issue, additional Class B common shares may only be issued pursuant to (1) a share split, subdivision of shares or similar transaction or where a dividend or other distribution is paid by the issue of shares or rights to acquire shares or following capitalization of profits; (2) a merger, consolidation or other business combination involving the issuance of Class B common shares as full or partial consideration; or (3) an issuance of Class A common shares, whereby holders of the Class B common shares are entitled to purchase a number of Class B common shares that would allow them to maintain their proportional ownership and voting interests in XP (following an offer by XP to each holder of Class B common shares to issue to such holder, upon the same economic terms and at the same price, such number of Class B common shares as would ensure such holder may maintain a proportional ownership and voting interest in XP pursuant to XP’s Memorandum and Articles of Association). In light of (a) the above provisions; and (b) the ten-to-one voting ratio between our Class B common shares and Class A common shares, holders of our Class B common shares will in many situations continue to maintain control of all matters requiring shareholder approval. This concentration of ownership and voting power will limit or preclude your ability to influence corporate matters for the foreseeable future. For more information see “—Preemptive or Similar Rights.”

Fiscal Year

XP’s fiscal year begins on January 1 of each year and ends on December 31 of the same year.

Voting Rights

The holder of a Class B common share is entitled, in respect of such share, to 10 votes per share, whereas the holder of a Class A common share is entitled, in respect of such share, to one vote per share. The holders of Class A common shares and Class B common shares vote together as a single class on all matters (including the election of directors) submitted to a vote of shareholders, except as provided below and as otherwise required by law.

XP’s Memorandum and Articles of Association provide as follows regarding the respective rights of holders of Class A common shares and Class B common shares:

•

class consents from the holders of Class A common shares and Class B common shares, as applicable, shall be required for any variation to the rights attached to their respective class of shares; however, the Directors may treat the two classes of shares as forming one class if they consider that both such classes would be affected in the same way by the proposal;

•	the rights conferred on holders of Class A common shares shall not be deemed to be varied by the creation or issue of further Class B common shares and vice versa; and

•

the rights attaching to the Class A common shares and the Class B common shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, including, without limitation, shares with enhanced or weighted voting rights.

As set forth in the Memorandum and Articles of Association, the holders of Class A common shares and Class B common shares, respectively, do not have the right to vote separately if the number of authorized shares of such class is increased or decreased. Rather, the number of authorized Class A common shares and Class B common shares may be increased or decreased (but not below the number of shares of such class then outstanding) by both classes voting together by way of an “ordinary resolution,” which is defined in the Memorandum and Articles of Association as being a resolution (1) of a duly constituted general meeting passed by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote present in person or by proxy and voting at the meeting; or (2) approved in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

Conversion Rights

As set forth in the Memorandum and Articles of Association, Class B common shares shall be convertible into Class A common shares in any of the manners set out in the Memorandum and Articles of Association, including that each Class B common share will convert automatically into one Class A common share and no Class B common shares will be issued thereafter if, at any time, the total number of votes of the issued and outstanding Class B common shares represents less than 10% of the voting share rights of the Company.

Preemptive or Similar Rights

The Class B common shares are entitled to maintain a proportional ownership and voting interest in the event that additional Class A common shares are issued. As such, except for certain exceptions provided for in the Memorandum, if XP increases its share capital or issues common shares, it must first make an offer to each holder of Class B common shares to issue to such holder on the same economic terms such number of Class A common shares and Class B common shares, as applicable, as would ensure such holder may maintain a proportional ownership and voting interest in XP. This right to maintain a proportional ownership and voting interest may be waived by the holders of two-thirds of the Class B common shares in the context of a public offering.

Equal Status

Except as expressly provided in XP’s Memorandum and Articles of Association, Class A common shares and Class B common shares have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of any merger, consolidation, scheme, arrangement or other business combination requiring the approval of our shareholders entitled to vote thereon (whether or not XP is the surviving entity), the holders of Class A common shares shall have the right to receive, or the right to elect to receive, the same form of consideration (as shall be adjusted, in the case of share or equivalent consideration, by the directors so as to account for the different economic and voting rights that exist or may exist between such consideration and the share classes) as the holders of Class B common shares, and (save as aforesaid) the holders of Class A common shares shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B common shares. In the event of any (1) tender or exchange offer to acquire any Class A common shares or Class B common shares by any third party pursuant to an agreement to which XP is a party, or (2) tender or exchange offer by XP to acquire any Class A common shares or Class B common shares, the holders of Class A common shares shall have the right to receive, or the right to elect to receive, the same form of consideration (as shall be adjusted, in the case of share or equivalent consideration, by the directors so as to account for the different economic and voting rights that exist or may exist between such consideration and the share classes) as the holders of Class B common shares, and (save as aforesaid) the holders of Class A common shares shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per-share basis as the holders of Class B common shares.

Record Dates

For the purpose of determining shareholders entitled to notice of, or to vote at any general meeting of shareholders or any adjournment thereof, or shareholders entitled to receive dividend or other distribution payments, or in order to make a determination of shareholders for any other purpose, XP’s board of directors may set a record date which shall not exceed forty clear days prior to the date where the determination will be made.

General Meetings of Shareholders

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as a shareholder of XP at the applicable record date for that meeting and, in order to vote, all calls or installments then payable by such shareholder to XP in respect of the shares that such shareholder holds must have been paid.

Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per Class A common share and 10 votes per Class B common share.

As a Cayman Islands exempted company, XP is not obliged by the Companies Act to call annual general meetings; however, the Memorandum and Articles of Association provide that in each year the company will hold an annual general meeting of shareholders. For the annual general meeting of shareholders the agenda will include, among other things, the presentation of the annual accounts and the report of the directors (if any). In addition, the agenda for an annual general meeting of shareholders will only include such items as have been included therein by the board of directors.

Also, XP may, but is not required to (unless required by the laws of the Cayman Islands), hold other extraordinary general meetings during the year. General meetings of shareholders are generally expected to take place in São Paulo, Brazil, but may be held elsewhere if the directors so decide.

The Companies Act provides shareholders a limited right to request a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting in default of a company’s Memorandum and Articles of Association. However, these rights may be provided in a company’s Memorandum and Articles of Association. XP’s Memorandum and Articles of Association provide that, upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Memorandum and Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Subject to regulatory requirements, the annual general meeting and any extraordinary general meetings must be called by not less than eight days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to receive notice, with regards to the annual general meeting, and the holders of 95% in par value of the shares entitled to attend and vote at an extraordinary general meeting, that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

XP will give notice of each general meeting of shareholders by publication on its website and in any other manner that it may be required to follow in order to comply with Cayman Islands law, Nasdaq and SEC requirements. The holders of registered shares may be given notice of a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means.

Holders whose shares are registered in the name of DTC or its nominee, which we expect will be the case for all holders of Class A common shares, will not be a shareholder or member of the company and must rely on the procedures of DTC regarding notice of shareholders’ meetings and the exercise of rights of a holder of the Class A common shares.

A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than 50% of the aggregate voting power of all shares in issue and entitled to vote upon the business to be transacted. If a quorum is not present within half an hour from the time appointed for the meeting to commence or if, during such a meeting, a quorum ceases to be present, a second meeting may be called with at least five days’ notice to shareholders specifying the place, the day and the hour of the second meeting, as the Directors may determine, and if at the second meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the shareholders present shall be a quorum.

A resolution put to a vote at a general meeting shall be decided on a poll. Generally speaking, an ordinary resolution to be passed by the shareholders at a general meeting requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote, present in person or by proxy and voting at the meeting, and a special resolution requires the affirmative vote on a poll of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Companies Act and our Memorandum and Articles of Association.

Pursuant to XP’s Memorandum and Articles of Association, general meetings of shareholders are to be chaired by the chairman of our board of directors or any other person appointed by our board of directors. If the chairman or such other person is absent, the directors present at the meeting shall appoint one of them to be chairman of the general meeting. If neither the chairman nor such other person nor another director is present at the general meeting within 15 minutes after the time appointed for holding the meeting, the shareholders present in person or by proxy and entitled to vote may elect any one of the shareholders to be chairman. The order of business at each meeting shall be determined by the chairman of the meeting, and he or she shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls.

Liquidation Rights

If XP is voluntarily wound up, the liquidator, after taking into account and giving effect to the rights of preferred and secured creditors and to any agreement between XP and any creditors that the claims of such creditors shall be subordinated or otherwise deferred to the claims of any other creditors and to any contractual rights of set-off or netting of claims between XP and any person or persons (including without limitation any bilateral or any multilateral set-off or netting arrangements between the company and any person or persons) and subject to any agreement between XP and any person or persons to waive or limit the same, shall apply XP’s property in satisfaction of its liabilities pari passu and subject thereto shall distribute the property among the shareholders according to their rights and interests in XP.

Changes to Capital

Pursuant to the Memorandum and Articles of Association, XP may from time to time by ordinary resolution:

•	increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

•	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

•	convert all or any of its paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

•

subdivide its existing shares or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so canceled.

XP’s shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by the Company for an order confirming such reduction, reduce its share capital or any capital redemption reserve in any manner permitted by law.

In addition, subject to the provisions of the Companies Act and our Memorandum and Articles of Association, XP may:

•	issue shares on terms that they are to be redeemed or are liable to be redeemed;

•	purchase its own shares (including any redeemable shares); and

•	make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of its own capital.

Transfer of Shares

Subject to any applicable restrictions set forth in the Memorandum and Articles of Association, any shareholder of XP may transfer all or any of his or her common shares by an instrument of transfer in the usual or common form or in the form prescribed by the Nasdaq or any other form approved by the Company’s board of directors.

Our Class A common shares are traded on the Nasdaq in book-entry form and may be transferred in accordance with XP’s Memorandum and Articles of Association and Nasdaq’s rules and regulations.

However, XP’s board of directors may, in its absolute discretion, decline to register any transfer of any common share which is either not fully paid up to a person of whom it does not approve or is issued under any share incentive scheme for employees which contains a transfer restriction that is still applicable to such common share. The board of directors may also decline to register any transfer of any common share unless:

•

the instrument of transfer is lodged with XP, accompanied by the certificate (if any) for the common shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	the common shares transferred are free of any lien in favor of XP; and

•	in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

If the directors refuse to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.

Share Repurchase

The Companies Act and the Memorandum and Articles of Association permit XP to purchase its own shares, subject to certain restrictions. The board of directors may only exercise this power on behalf of XP, subject to the Companies Act, the Memorandum and Articles of Association and to any applicable requirements imposed from time to time by the SEC, the Nasdaq, or by any recognized stock exchange on which our securities are listed.

Dividends and Capitalization of Profits

We have not adopted a dividend policy with respect to payments of any future dividends by XP. Subject to the Companies Act, XP’s shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at a general meeting, declare dividends (including interim dividends) to be paid to shareholders but no dividend shall be declared in excess of the amount recommended by the board of directors. The board of directors may also declare dividends. Dividends may be declared and paid out of funds lawfully available to XP. Except as otherwise provided by the rights attached to shares and the Memorandum and Articles of Association of XP, all dividends shall be paid in proportion to the number of Class A common shares or Class B common shares a shareholder holds at the date the dividend is declared (or such other date as may be set as a record date); but, (1) if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly; and (2) where we have shares in issue which are not fully paid up (as to par value), we may pay dividends in proportion to the amounts paid up on each share.

The holders of Class A common shares and Class B common shares shall be entitled to share equally in any dividends that may be declared in respect of XP’s common shares from time to time. In the event that a dividend is paid in the form of Class A common shares or Class B common shares, or rights to acquire Class A common shares or Class B common shares, (1) the holders of Class A common shares shall receive Class A common shares, or rights to acquire Class A common shares, as the case may be and (2) the holders of Class B common shares shall receive Class B common shares, or rights to acquire Class B common shares, as the case may be.

Appointment, Disqualification and Removal of Directors

XP is managed by its board of directors. The Memorandum and Articles of Association provide that the board of directors will be composed of such number of directors as a majority of directors in office may determine, being up to 12 directors on the date of adoption of the Memorandum and Articles of Association. There are no provisions relating to retirement of directors upon reaching any age limit. The Memorandum and Articles of Association also provide that, while XP’s shares are admitted to trading on Nasdaq, the board of directors must always comply with the residency and citizenship requirements of the U.S. securities laws applicable to foreign private issuers.

The Memorandum and Articles of Association provide that directors shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present, in person or by proxy, at the meeting. Each director shall be appointed for a two-year term, unless they resign or their office is vacated earlier, provided, however, that such term shall be extended beyond two years in the event that no successor has been appointed (in which case such term shall be extended to the date on which such successor has been appointed).

Grounds for Removing a Director

A director may be removed with or without cause by ordinary resolution. The notice of general meeting must contain a statement of the intention to remove the director and must be served on the director not less than ten calendar days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

The office of a director will be vacated automatically if he or she (1) becomes prohibited by law from being a director; (2) becomes bankrupt or makes an arrangement or composition with his creditors; (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; (4) resigns his office by notice to us; or (5) has for more than six months been absent without permission of the directors from meetings of the board of directors held during that period, and the remaining directors resolve that his or her office be vacated.

Proceedings of the Board of Directors

The Memorandum and Articles of Association provide that XP’s business is to be managed and conducted by the board of directors. The quorum necessary for the board meeting shall be a simple majority of the directors then in office and business at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a casting vote.

Subject to the provisions of the Memorandum and Articles of Association, the board of directors may regulate its proceedings as they determine is appropriate. Board meetings shall be held at least once every calendar quarter and shall take place either in São Paulo, Brazil or at such other place as the directors may determine.

Subject to the provisions of the Memorandum and Articles of Association, to any directions given by ordinary resolution of the shareholders and the listing rules of the Nasdaq, the board of directors may from time to time at its discretion exercise all powers of XP, including, subject to the Companies Act, the power to issue debentures, bonds and other securities of the company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

Holders of XP shares will have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or corporate records of the Company. However, the board of directors may determine from time to time whether and to what extent XP’s accounting records and books shall be open to inspection by shareholders who are not members of the board of directors. Notwithstanding the above, the Memorandum and Articles of Association provide shareholders with the right to receive annual financial statements. Such right to receive annual financial statements may be satisfied by publishing the same on the company’s website or filing such annual reports as we are required to file with the SEC.

Register of Shareholders

Our Class A common shares are held through DTC, and DTC or Cede & Co., as nominee for DTC, is recorded in the shareholders’ register as the holder of our Class A common shares.

Under Cayman Islands law, XP must keep a register of shareholders that includes:

•	the names and addresses of the shareholders, a statement of the shares held by each member and of the amount paid or agreed to be considered as paid on the shares of each member;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of shareholders of XP is prima facie evidence of the matters set out therein (i.e., the register of shareholders will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of shareholders is deemed as a matter of Cayman Islands law to have prima facie legal title to the shares as set against his or her name in the register of shareholders.

If the name of any person is incorrectly entered in or omitted from the register of shareholders, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of XP, the person or member aggrieved (or any shareholder of XP, or XP itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Exempted Company

XP is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of shareholders is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Anti-Takeover Effects of Provisions of our Charter, Bylaws and Applicable Law

Some provisions of the Memorandum and Articles of Association may discourage, delay or prevent a change in control of XP or management that shareholders may consider favorable. In particular, the capital structure of XP concentrates ownership of voting rights in the hands of XP Control, as the controlling shareholder. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of XP to first negotiate with the board of directors. However, these provisions could also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Class A common shares that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the management of XP. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Two Classes of Common Shares

The Class B common shares of XP are entitled to 10 votes per share, while the Class A common shares are entitled to one vote per share. Since XP Control owns the majority of the Class B common shares, XP Control currently has the ability to elect a majority of the directors and to determine the outcome of most matters submitted for a vote of shareholders, with XP Control as the controlling shareholder. This concentrated voting control could discourage others from initiating any potential merger, takeover or other change of control transaction that other shareholders may view as beneficial.

So long as XP Control has the ability to determine the outcome of most matters submitted to a vote of shareholders as well, third parties may be deterred in their willingness to make an unsolicited merger, takeover or other change of control proposal, or to engage in a proxy contest for the election of directors. As a result, the fact that XP has two classes of common shares may have the effect of depriving you as a holder of Class A common shares of an opportunity to sell your Class A common shares at a premium over prevailing market prices and make it more difficult to replace the directors and management of XP.

Preferred Shares

XP’s board of directors is given wide powers to issue one or more classes or series of shares with preferred rights. Such preferences may include, for example, dividend rights, conversion rights, redemption privileges, enhanced voting powers and liquidation preferences.

Despite the anti-takeover provisions described above, under Cayman Islands law, XP’s board of directors may only exercise the rights and powers granted to them under the Memorandum and Articles of Association for what they believe in good faith to be in the best interests of XP.

Protection of Non-Controlling Shareholders

The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of the shares of XP in issue, appoint an inspector to examine the Company’s affairs and report thereon in a manner as the Grand Court shall direct.

Subject to the provisions of the Companies Act, any shareholder may petition the Grand Court of the Cayman Islands which may make a winding-up order, if the court is of the opinion that this winding-up is just and equitable.

Notwithstanding the U.S. securities laws and regulations that are applicable to XP, general corporate claims against XP by its shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by XP’s Memorandum and Articles of Association.

The Cayman Islands courts ordinarily would be expected to follow English case law precedents, which permit a minority shareholder to commence a representative action against XP, or derivative actions in XP’s name, to challenge (1) an act which is ultra vires or illegal; (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control XP; and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

PLAN OF DISTRIBUTION

The selling shareholders named in this prospectus or to be named in a prospectus supplement may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their Class A common shares on any stock exchange, market or trading facility on which our Class A common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of their Class A common shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the Class A common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners or shareholders;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	through agreements with broker-dealers, who may agree with the selling shareholders to sell a specified number of such Class A common shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some Class A common shares owned by them and, if a selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Class A common shares from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling shareholders to include the pledgee, transferee or other successors in interest as the selling shareholders under this prospectus. The selling shareholders also may transfer Class A common shares in other circumstances, in which case the transferees, pledgees or other successors in interest may be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A common shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A common shares in the course of hedging the positions they assume. The selling shareholders may also sell our Class A common shares short and deliver these securities to close out their short positions, or loan or pledge our Class A common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of our Class A common shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of Class A common shares offered by them will be the purchase price of such Class A common shares less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Class A common shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling shareholders.

At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling shareholders, the aggregate amount of Class A common shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling shareholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Class A common shares by the selling shareholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling shareholders also may in the future resell a portion of our Class A common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of our Class A common shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of our Class A common shares may be underwriting discounts and commissions under the Securities Act. If any selling shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling shareholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Class A common shares to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of Class A common shares offered by the selling shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A common shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more Class A common shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A common shares by bidding for or purchasing Class A common shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Class A common shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A common shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Selling shareholders may use this prospectus in connection with resales of Class A common shares. This prospectus and any accompanying prospectus supplement will identify the selling shareholders, the terms of our Class A common shares and any material relationships between us and the selling shareholders. Selling shareholders may be deemed to be underwriters under the Securities Act in connection with Class A common shares they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling shareholders will receive all of the net proceeds from the resale of our Class A common shares.

A selling shareholder that is an entity may elect to make an in-kind distribution of Class A common shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable Class A common shares pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of Class A common shares to be offered and sold pursuant to this prospectus.

EXPENSES OF THE OFFERING

The following table sets forth the estimated costs and expenses payable by us in connection with the offer and sale of the Class A common shares being registered hereby.

Expenses	Amount to be Paid
SEC registration fee	$25,504.03
FINRA filing fee	*
Transfer agent, trustee and registrar fees	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue Sky fees and expenses	*
Miscellaneous expenses	*
Total	$25,504.03

*

Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in any applicable prospectus supplement.

We will bear all costs, expenses and fees in connection with the registration of the securities being registered hereby, including with regard to compliance with state securities or “blue sky” laws. The selling shareholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of Class A common shares.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The validity of the Class A common shares offered by this prospectus will be passed upon for us by Maples and Calder (Cayman) LLP.

Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF JUDGMENTS

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide protections for investors to a significantly lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Maples and Calder (Cayman) LLP, our counsel as to Cayman Islands law, and Spinelli Advogados, our counsel as to Brazilian law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or Brazil would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (2) entertain original actions brought in the Cayman Islands or Brazil against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our Cayman Islands counsel has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

Substantially all of our assets are located outside the United States, in Brazil. In addition, a majority of the members of our board of directors and all of our officers are nationals or residents of Brazil and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed XP Investments US, LLC, with offices at 55 West 46th Street, 30 Floor, New York, NY 10036, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any state in the United States arising out of this transaction.

A judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. Such counsel has advised that a judgment against us, the members of our board of directors or our executive officers obtained in the United States would be enforceable in Brazil without retrial or re-examination of the merits of the original action including, without limitation, any final judgment for payment of a certain amount rendered by any such court, provided that such judgment has been previously recognized by the Brazilian Superior Tribunal of Justice (Superior Tribunal de Justiça), or “STJ.” That recognition will only be available, pursuant to Articles 963 and 964 of the Brazilian Code of Civil Procedure (Código de Processo Civil, Law No. 13,105, dated March 16, 2015, as amended), if the U.S. judgment:

•	complies with all formalities necessary for its enforcement;

•	is issued by a court of competent jurisdiction after proper service of process is made or after sufficient evidence of our absence has been given, as requested under the laws of the United States;

•	is not rendered in an action upon which Brazilian courts have exclusive jurisdiction, pursuant to the provisions of art. 23 of the Brazilian Code of Civil Procedure (Law No. 13,105/2015, as amended);

•	is final and, therefore, not subject to appeal (res judicata) in the United States;

•	creates no conflict between the United States judgment and a previous final and binding (res judicata) judgment on the same matter and involving the same parties issued in Brazil;

•

is duly apostilled by a competent authority of the United States, according to the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated as of October 5, 1961 authentication, or the “Hague Convention.” If such decision emanates from a country that is not a signatory of the Hague Convention, it must be duly authenticated by a Brazilian Diplomatic Office or Consulate;

•	is accompanied by a translation into Portuguese made by a certified translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and

•	is not contrary to Brazilian national sovereignty or public policy and does not violate the dignity of the human person, as set forth in Brazilian law.

The judicial recognition process may be time-consuming and may also give rise to difficulties in enforcing such foreign judgment in Brazil. Accordingly, we cannot assure you that judicial recognition of a foreign judgment would be successful, that the judicial recognition process would be conducted in a timely manner or that a Brazilian court would enforce a judgment of countries other than Brazil.

We believe original actions may be brought in connection with this transaction predicated on the federal securities laws of the United States in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the members of our board of directors or our executive officers and certain advisors named herein.

In addition, a plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of litigation in Brazil and who does not own real property in Brazil must post a bond to guarantee the payment of the defendant’s legal fees and court expenses in connection with court procedures for the collection of money according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil). This is so except in the case of: (1) claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits), or enforcement of foreign judgments that have been duly recognized by the Superior Court of Justice; (2) counterclaims as established; and (3) when an exemption is provided by an international agreement or treaty to which Brazil is a signatory.

If proceedings are brought in Brazilian courts seeking to enforce our obligations with respect to our Class A common shares, payment shall be made in reais. Any judgment rendered in Brazilian courts in respect of any payment obligations with respect to our Class A common shares would be expressed in reais.

We have also been advised that the ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant in Brazil is governed and limited by provisions of Brazilian law.

Notwithstanding the foregoing, we cannot assure you that confirmation of any judgment will be obtained, or that the process described above can be conducted in a timely manner.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus is part, with respect to the Class A common shares the selling shareholders may offer. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the Class A common shares the selling shareholders may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. However, as a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC also maintains a website at that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.xpinc.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase our Class A common shares.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus and any accompanying prospectus supplement the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 24, 2025;

•

our Current Report on Form 6-K, furnished to the SEC on November 17, 2025, relating to our unaudited interim condensed consolidated financial statements as of September 30, 2025 and for the three and nine-month periods ended September 30, 2025 and 2024 included in Exhibit 99.1, except for the report on review of interim condensed consolidated financial statements in Exhibit 99.1, which is not incorporated by reference herein;

•

our Current Report on Form 6-K, furnished to the SEC on February 23, 2026, containing a discussion and analysis of our results of operations and financial condition for the nine-month periods ended September  30, 2025 and 2024, including certain recent developments regarding our business;

•

the description of Class  A common shares set forth in our Registration Statement on Form 8-A filed with the SEC on December 9, 2019, including any amendments or reports filed for the purpose of updating such description, including Exhibit 2.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed on April 24, 2025;

•

any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are specifically identified in such reports or in any applicable prospectus supplement as being incorporated by reference in this prospectus or such prospectus supplement after the date hereof and prior to the termination of the offering of Class A common shares under this prospectus; and

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of Class A common shares under this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus upon written or oral request made to:

XP Inc.

20, Genesis Close

Grand Cayman, George Town

Cayman Islands KY-1-1208

+55 (11) 3075-0429

PROSPECTUS SUPPLEMENT

July 2, 2026